                                                                    EXHIBIT 10.3

                            DOW CORNING CORPORATION

                         EMPLOYEES' SEVERANCE PAY PLAN


                          Effective: August 11, 1995








                                 Prepared by:

                                Kelly M. Hayes
                             Keywell and Rosenfeld
                     2301 West Big Beaver Road, Suite 600
                             Troy, Michigan  48084
                                (810) 649-3200
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                               TABLE OF CONTENTS

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                                                                       Page
ARTICLE I      PURPOSE...............................................     1

ARTICLE II     DEFINITIONS...........................................     2

ARTICLE III    PARTICIPATION.........................................     5
               3.1   Participation...................................     6
               3.2   Exclusions......................................     6
               3.3   Good Reason.....................................     7

ARTICLE IV     SEVERANCE PAY BENEFITS PROVIDED
               UNDER THIS PLAN.......................................     9
               4.1   Involuntary Termination.........................     9
               4.2   Involuntary Termination following
                     Change in Control...............................     9

ARTICLE V      FUNDING...............................................    10

ARTICLE VI     DISTRIBUTION PROCEDURES...............................    11
               6.1   Lump-Sum Distributions..........................    11
               6.2   Change in Control Distributions.................    11

ARTICLE VII    ADMINISTRATION AND FIDUCIARIES........................    13
               7.1   Plan Administration.............................    13
               7.2   Discretionary Authority of Plan
                     Administrator...................................    13
               7.3   Fiduciaries.....................................    14
               7.4   Employment of Advisors..........................    14
               7.5   Delegation to Officers or Employees.............    14

ARTICLE VIII   CLAIMS AND APPEALS....................................    15
               8.1   Claims and Appeals..............................    15
               8.2   Arbitration.....................................    16

ARTICLE IX     AMENDMENT OR TERMINATION..............................    17

ARTICLE X      MISCELLANEOUS PROVISIONS..............................    18
               10.1  Indemnification for Liability...................    18
               10.2  Not an Employment Contract......................    19
               10.3  Construction of Plan............................    19
               10.4  Severability....................................    19
               10.5  Fiscal Records and Reports......................    19
               10.6  Headings........................................    20
               10.7  No Vested Interest..............................    20
               10.8  Limit on Liability..............................    20
               10.9  Anti-Alienation.................................    20

                            DOW CORNING CORPORATION
                         EMPLOYEES' SEVERANCE PAY PLAN
                         -----------------------------


                                   ARTICLE I

                                    PURPOSE
                                    -------

          The purpose of this Plan is to provide salary/income continuance benefits to certain employees of Dow Corning Corporation.

                                  ARTICLE II

                                  DEFINITIONS
                                  -----------

          The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context. Pronouns shall be interpreted so that the masculine pronouns shall include the feminine and the singular shall include the plural:

          2.1  "Board" means the Board of Directors of Dow Corning Corporation.

          2.2 "Case" means the Chapter 11 Case commenced by the Employer on May 15, 1995 in the United States Bankruptcy Court for the Eastern District of Michigan, Northern Division, Case no. 95-20512.

          2.3  "Code" means the Internal Revenue Code of 1986, as amended.

          2.4 "Change in Control" means an event which results in The Dow Chemical Company and Corning Incorporated collectively owning less than 51% of the issued and outstanding voting common stock of Dow Corning Corporation.

          2.5 "ECP" means the Executive Compensation Plan, an incentive deferred compensation plan sponsored by Dow Corning Corporation.

          2.6  "Effective Date" means August 11, 1995.

          2.7 "Eligible Employee" means any Employee who meets one (1) of the following requirements:

               a. an Employee who is employed by the Employer within the confines of the United States, and is on the United States payroll of the Employer; or

               b. an Employee who is a citizen of the United States, but who is assigned overseas by the Employer on an expatriate assignment.

          2.8 "Employee" means any person engaged by the Employer to perform personal services in an Employer/Employee relationship who receives compensation from the Employer other than a retirement benefit, severance pay, retainer or fee under contract. The term "Employee" shall not include:

               a.   Any leased employees;

               b. Any person represented by a labor organization having a collective bargaining agreement with the Employer;

               c. Any person participating in a student employment program, or Co-op program, as those terms are defined in the Employer's personnel policies or any person who is on leave or vacation from another employer; and

               d. Any person who is not employed by the Employer, but rather, is employed by a subsidiary or entity related to the Employer.

          2.9 "Employer" means Dow Corning Corporation and any other business organization which succeeds to its business, but not any subsidiary or affiliate of Dow Corning Corporation.

          2.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          2.11 "MIP" means the Management Incentive Plan, an incentive compensation plan sponsored by Dow Corning Corporation.

          2.12 "Participant" means any Eligible Employee who has met the conditions for participation set forth in Article III.

          2.13 "Plan" means the Dow Corning Corporation Employees' Severance Pay Plan as set forth herein, together with any and all amendments and supplements hereto.

          2.14 "Plan Administrator" means the Employer or any individual or entity designated by the Employer.

          2.15 "Plan Year" means each twelve (12) month period commencing on January 1st and ending on the following December 31st. The first Plan Year shall commence on the Effective Date and end on December 31, 1995.

          2.16 "VCP" means the Variable Compensation Plan, an incentive compensation plan sponsored by Dow Corning Corporation.

          2.17 "Year of Service" means a Plan Year (or a calendar year, for the period of time prior to the Effective Date of this Plan) in which an Eligible Employee works or is deemed to have worked at least 1,950 hours for the Employer. An Eligible Employee shall be credited during each Plan Year with one-tenth of a Year of Service for each 195 hours the Eligible Employee works, or is deemed to have worked for the Employer. In no event shall an Eligible Employee be credited with more than one Year of Service in any single Plan Year. Employment with a subsidiary of the Employer, or with The Dow Chemical Company or Corning, Inc., including employment prior to the Effective Date, shall be included in the determination of Years of Service under this Plan.

                                  ARTICLE III

                                 PARTICIPATION
                                 -------------

          3.1 Participation. The Eligible Employees who shall be allowed to participate in this Plan shall be those Eligible Employees:

               a. whose employment with the Employer is involuntarily terminated, as provided in this Article III; and

               b. who agree to execute a document in a form substantially similar to Schedule C (for those Eligible Employees who have attained age 40) or Schedule D (for all other Eligible Employees) releasing the Employer from any and all actions, suits, proceedings, claims, and demands related to the termination of employment.

          3.2 Exclusions. Although an Eligible Employee's employment may be involuntarily terminated, said Eligible Employee shall, nevertheless, not become a Participant in the Plan if one (1) of the following occurs:

               a. the Eligible Employee resigns (except for those Eligible Employees who resign for "good reason" as that term is defined in Section 3.3, and they meet the requirements of Section 3.3);

               b. the Eligible Employee is terminated "for cause." Cause for termination includes, but is not limited to, theft, dishonesty, fraudulent, criminal, or illegal conduct that is material in nature or material violations of the Dow Corning Corporation Code of Conduct or other personnel policies of the Employer;

               c. the Eligible Employee breaches the terms of any written employment agreement with the Employer;

               d. the Eligible Employee is involuntarily terminated by the Employer due to a sale of all or part of the Employer's assets or business, or the sale of a particular division, but the acquiring or purchasing entity offers employment to such Eligible Employee at a compensation and benefits level which is comparable to the compensation and benefits level of such Eligible Employee immediately prior to such involuntarily termination. The determination of comparability shall be made by an independent third-party employee benefits consulting firm selected by the Employer;

               e. the Eligible Employee becomes "totally and permanently disabled" as that term is defined in the Employer's long-term disability plans; or

               f. the Eligible Employee is an inpatriate who is returned to the non-U.S. affiliate or branch of the Employer in the country from which the Eligible Employee was originally transferred.

          3.3 Good Reason. If an Eligible Employee who is a participant in either the ECP or the MIP resigns for good reason, said resignation shall be considered an involuntary termination for purposes of this Article III. Good Reason shall mean:

               (i) If within eighteen months of a Change of Control an Eligible Employee's base salary is reduced below the higher of (x) the amount in effect immediately prior to the Change of Control and (y) the highest amount in effect at any time thereafter, the Eligible Employee may resign his employment within 90 days of the occurrence of such reduction, and such resignation shall be considered an involuntary termination.

               (ii) If within eighteen months of a Change of Control, an Eligible Employee's duties and responsibilities or the program of benefits offered to an Eligible Employee are materially and adversely diminished in comparison to the duties and responsibilities or the program of benefits enjoyed by the Eligible Employee immediately prior to the Change of Control, the Eligible Employee may resign his employment within 90 days of the occurrence of such reduction and such resignation shall be considered an involuntary termination.

               (iii) If within eighteen months of a Change of Control an Eligible Employee is required to be based at a location more than 50 miles from the location where the Eligible Employee was based and performed services immediately prior to the Change of Control, the Eligible Employee may resign his employment within 90 days of such relocation and such resignation shall be considered an involuntary termination.

                                  ARTICLE IV

                SEVERANCE PAY BENEFITS PROVIDED UNDER THIS PLAN
                -----------------------------------------------

          4.1 Involuntary Termination. Those Participants whose employment is terminated by the Employer shall be entitled to receive the severance pay benefits set forth on Schedule A, which is attached hereto and incorporated herein by reference. Provided, however, those Participants who are eligible to receive severance pay benefits pursuant to Paragraph 4.2 herein shall not also be eligible to receive the severance pay benefits under this Paragraph 4.1. The Employer shall have discretion to enhance the Schedule A severance benefits in its business judgment in order to make the Plan competitive.

          4.2 Involuntary Termination following Change in Control. Those Participants whose employment is involuntarily terminated within twelve months for VCP participants or eighteen months for MIP or ECP participants after a Change in Control shall be entitled to receive the severance pay benefits set forth on Schedule B, which is attached hereto and incorporated herein by reference. The Employer shall have discretion to provide MIP severance benefits to VCP participants as set forth in Schedule B when determined in its reasonable business judgment to be necessary and appropriate.

                                   ARTICLE V

                                    FUNDING
                                    -------

          Funding from General Assets. All contributions to this Plan shall be from the general assets of the Employer. Funds invested hereunder shall continue for all purposes to be part of the general funds of the Employer, and no person other than the Employer shall, by virtue of the provisions of this Plan, have any interest in such funds. To the extent that any person acquires a right to receive payment from the Employer under paragraph 4.1 of this Plan during the Case, such rights shall constitute an administrative priority claim in the Case. To the extent that any person acquires a right to receive payments from the Employer under this Plan, after consummation of a plan of reorganization in the Case, such rights shall be no greater than the right of any unsecured general creditor of the Employer.

                                  ARTICLE VI

                            DISTRIBUTION PROCEDURES
                            -----------------------

          6.1 Lump-Sum Distributions. Except as provided in Paragraph 6.2, the Employer shall distribute applicable severance pay benefits to Participants in a single lump sum payment, less any withholdings required by law. Severance pay benefits shall be distributed by the Employer as soon as administratively feasible, but no later than 60 days after the date of involuntary termination.

          6.2 Change in Control Distributions. Those Participants who are eligible to receive an enhanced severance benefit as a result of their participation in the ECP shall have the option of either receiving a lump sum cash payment of the 18 months salary plus target bonus as set forth on Schedule B or receiving a lump sum cash payment of 50% of the Participant's salary plus target bonus, for a 21-month period, with the balance of the 21 months salary plus target bonus being paid in 11 equal monthly installments, commencing 11 months after the date of involuntary termination.

          Any lump sum payments made pursuant to this Paragraph 6.2 shall be made as soon as is administratively feasible, but no later than 60 days after the date of involuntary termination.

          In the event of the death of a Participant prior to the completion of severance payments hereunder, the balance owed to the Participant shall be paid to the Participant's estate in a lump sum payment within 60 days of the date of death of the Participant.

          Any monthly installments payable pursuant to this Paragraph 6.2 shall be reduced by the amount of any monthly salary or wages actually received by the Participant through alternative employment during the period of the monthly severance payments.

                                  ARTICLE VII

                        ADMINISTRATION AND FIDUCIARIES
                        ------------------------------

          7.1 Plan Administration. The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan and to construe and interpret its terms. The Plan Administrator shall decide all questions of eligibility to participate under the Plan and shall determine the amount, manner and time of payment of any benefit under the Plan and, in the exercise of its discretion hereunder, the decisions of the Plan Administrator shall be final and binding on all parties. The Plan Administrator may delegate responsibilities for the operation and administration of the Plan. The Plan Administrator shall have the authority to determine the Plan's policies, to appoint and remove fiduciaries, fix their compensation, if any, and exercise general supervisory authority over them.

          7.2 Discretionary Authority of Plan Administrator. The Plan Administrator shall have any and all power and authority (including discretion with respect to the exercise of that power and authority) which shall be necessary, properly advisable, desirable or convenient to enable it to carry out its duties under the Plan. By way of illustration and not limitation, the Plan Administrator is empowered and authorized to make rules and regulations in respect of the Plan not inconsistent with the Plan, the Code or ERISA; to determine, consistently therewith, all questions that may arise as to the eligibility, benefits, status and right of any person claiming benefits under the Plan, including (without limitation) Participants, former Participants, surviving spouses of Participants and beneficiaries; and subject to and consistent with ERISA, to construe and interpret the Plan and correct any defect, supply any omissions or reconcile any inconsistencies in the Plan, such action to be final and conclusive on all persons claiming benefits under the Plan.

          7.3 Fiduciaries. The Employer shall be the named fiduciary of this Plan, which is an "employee welfare benefit plan," as said term is defined in ERISA. The Employer shall have only those duties, responsibilities, and obligations (referred to collectively as "fiduciary duties") as specifically are given it under this Plan or as otherwise are imposed by applicable law. The Employer may allocate its fiduciary duties under this Plan to other Plan fiduciaries by written agreement between the Employer and such other fiduciary.

          7.4 Employment of Advisors. The Employer shall have the authority to employ such legal, accounting, and financial counsel and advisers, as it shall deem necessary in connection with the performance of its duties under the Plan, and to act in accordance with the advice of such counsel and advisers. Except as otherwise provided in the Plan, the fees and expenses of such counsel and advisers shall be paid by the Employer.

          7.5 Delegation to Officers or Employees. The Employer shall have the power to delegate its fiduciary duties under this Plan to officers or employees of the Employer and to other persons, all of whom, if employees of the Employer, shall serve without compensation other than their regular remuneration from the Employer.

                                 ARTICLE VIII

                              CLAIMS AND APPEALS
                              ------------------

          8.1 Claims and Appeals. If any Participant shall dispute the correctness or applicability to such Participant of a benefit elected or deemed to be elected by the Participant pursuant to the Plan or the applicability of any rule, procedure or regulation as applied to such Participant, or if any Employee shall dispute or question a determination concerning such Employee's right to participate under the Plan, such person shall be entitled to make a written claim for review and determination of such questions to the Plan Administrator. If a claim is wholly or partially denied, the Plan Administrator shall, within a reasonable period of time, but not later than ninety (90) days after receipt of the claim, provide to the claimant written notice setting forth in a manner calculated to be understood by the claimant:

               (a)  The specific reason or reasons for denial;

               (b) Specific reference to the pertinent Plan provisions on which the denial is based;

               (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (d)  An explanation of the Plan's claim review procedure.

          A Participant whose claim for benefits under the Plan has been denied, or his duly authorized representative, may request a review upon written application to the Plan Administrator, may review pertinent documents, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Plan Administrator within sixty (60) days after receipt by the claimant of written notification of the denial of a claim. A decision by the Plan Administrator shall be made promptly, and not later than sixty (60) days after the Plan Administrator's receipt of a request for review, unless special circumstances require an extension of time for proceeding, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision, specific reference to the pertinent Plan provision on which the decision is based, and be written in a manner calculated to be understood by the claimant.

          8.2 Arbitration. Unless an arbitration proceeding is unenforceable due to federal or state law, any controversy arising out of or relating to this Plan shall be settled by arbitration in accordance with the rules and regulations then applicable under the American Arbitration Association in the State of Michigan, and the judgment upon the award rendered may be entered in any court having jurisdiction thereof and shall be binding and conclusive.

                                  ARTICLE IX

                           AMENDMENT OR TERMINATION
                           ------------------------

          This Plan may only be amended, modified, or terminated by resolution of the Employer's Board. Provided, however, this Plan may not be terminated until two years after the consummation of a plan of reorganization in the Case.

          The Employer makes no promise to continue the Plan in the future other than the statement made in the preceding paragraph.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS
                           ------------------------

          10.1 Indemnification for Liability. The Employer shall, to the full extent permitted by applicable state and federal law, or a court of competent jurisdiction, indemnify any board member, officer or employee of the Employer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) and who is (or who is alleged to be) a fiduciary with respect to the Plan against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be solely in the interest of the Participants and beneficiaries of the Plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided further that:

               (a) A person who discharges his duties with respect to the Plan in a manner which he believes to be solely in the interest of its Participants and beneficiaries shall be deemed to have acted in a manner which he reasonably believes to be in (or not opposed to) the best interest of the Employer;

               (b) This indemnification shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors and administrators of such person;

               (c) The Employer may retain such accountants, counsel or other specialists as it deems necessary or desirable in connection with the administration of the

Plan and any beneficiary of this indemnity shall be entitled to rely conclusively upon, and shall be fully protected and indemnified in any action taken in good faith reliance upon any opinions or reports furnished to it in writing by such accountants, counsel or other specialists.

          10.2 Not an Employment Contract. The establishment of the Plan, the creation of any account, or the payment of any benefit does not create in any Employee, Participant or other party a right to continuing employment with Employer nor does it alter any of the Employer's existing personnel policies.

          10.3 Construction of Plan. This Plan shall be construed, administered and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Michigan.

          10.4 Severability. Should any part of the Plan subsequently be invalidated by a court of competent jurisdiction, the remainder thereof shall be given effect to the maximum extent possible.

          10.5 Fiscal Records and Reports. The fiscal records of the Plan are to be maintained on the basis of the Plan Year. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with the terms of the Plan relating to Participant records which are maintained under this Plan. The Plan Administrator shall be responsible for complying with all reporting, filing and disclosure requirements established by the Internal Revenue Service.

          10.6 Headings. The headings contained in the Plan are for reference only, and they do not in any manner limit or expand the terms and provisions of the Plan.

          10.7 No Vested Interest. Except for the right to receive any benefit payable under the Plan, no person shall have any right, title or interest in or to the assets of the Employer because of the Plan.

          10.8 Limit on Liability. Except as provided herein, nothing contained in the Plan shall impose on the Employer, or any board members, officers or employees of the Employer any liability for the payment of benefits under this Plan other than liabilities resulting from willful neglect or fraud. The liability of the Employer for benefits shall be limited to the benefits provided under the Plan.

          10.9 Anti-Alienation. To the extent permitted by law, the right of any Participant or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or beneficiary; and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment, or encumbrance.

          IN WITNESS WHEREOF, the Employer has caused this Plan to be executed in its name and behalf effective August 11, 1995.

                                    DOW CORNING CORPORATION


                                    _________________________________________
                                    By:  Richard A. Hazleton
                                    Its: Chairman of the Board and
                                         Chief Executive Officer

                            Dow Corning Corporation
                         Employees' Severance Pay Plan

                                  Schedule A


         Severance Pay Benefits Provided Upon Involuntary Termination
         ------------------------------------------------------------


YEARS OF SERVICE         SEVERANCE BENEFIT
----------------         -----------------

Up to 2 years            1 Months Salary

2-5 years                2 Months Salary

5-10 years               3 Months Salary

10-15 years              4 Months Salary

15-20 years              5 Months Salary

20 years and over        6 Months Salary

                            Dow Corning Corporation
                         Employees' Severance Pay Plan

                                  Schedule B

     Severance Pay Benefits Provided Upon Involuntary Termination When
     -----------------------------------------------------------------
Such Involuntary Termination Occurs After A Change In Control
-------------------------------------------------------------


I. Participants in the Dow Corning Corporation Variable Compensation Plan will receive the following severance pay benefits if they are involuntarily terminated within 12 months after a Change in Control:

YEARS OF SERVICE         SEVERANCE BENEFIT
----------------         -----------------

Up to 2 years            3 Months Salary

2-5 years                6 Months Salary

5-10 years               9 Months Salary

10-15 years              12 Months Salary

15-20 years              15 Months Salary

20 years and over        18 Months Salary

II. Participants in the Dow Corning Corporation Management Incentive Plan will receive the following severance pay benefits if they are involuntary terminated within 18 months after a Change in Control:

     Eighteen (18) months salary plus annual target bonus

III. Participants in the Dow Corning Corporation Executive Compensation Plan will receive the following severance pay benefits if they are involuntarily terminated within 18 months after a Change in Control:

     Eighteen (18) months salary plus annual target bonus, except those ECP Participants who elect the alternate distribution option contained in Paragraph 6.2.